UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

August 3, 2015

Central Pacific Financial Corp.

(Exact name of registrant as specified in its charter)

Hawaii	001-31567	99-0212597
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 South King Street, Honolulu, Hawaii (Address of principal executive offices)	96813 (Zip Code)

(808) 544-0500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On August 3, 2015, Central Pacific Financial Corp. (“CPF”), ACMO-CPF, L.L.C. (“Anchorage”) and Carlyle Financial Services Harbor, L.P. (together with Anchorage, the “Selling Shareholders”), and Citigroup Global Markets Inc. and UBS Securities LLC (the “Underwriters”) entered into an underwriting agreement (the “Underwriting Agreement”) pursuant to which the Selling Shareholders agreed to sell 5,538,624 shares of CPF common stock, no par value per share (the “Common Stock”), to the Underwriters. The transaction is expected to close on August 7, 2015.

The sale of the Common Stock by the Selling Shareholders is being made pursuant to CPF’s Registration Statement on Form S-3 (Registration No. 333-179807)  (the “Registration Statement”), including a prospectus supplement dated August 3, 2015 to the prospectus contained therein dated March 9, 2012, filed by CPF with the Securities and Exchange Commission pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended.

Immediately following completion of the offering, the Selling Shareholders will no longer beneficially own any shares of CPF’s outstanding Common Stock.

In connection with the public offering of the Common Stock, the following exhibits are filed herewith in order to be incorporated by reference into the Registration Statement: (i) the Underwriting Agreement (Exhibit 1.1 to this Current Report on Form 8-K) and (ii) the opinion of counsel with respect to the validity of the Common Stock being sold in the offering (Exhibit 5.1 to this Current Report on Form 8-K).

Item 8.01  Other Events

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

1.1

Underwriting Agreement, dated as of August 3, 2015, by and among Central Pacific Financial Corp., ACMO-CPF, L.L.C., Carlyle Financial Services Harbor, L.P., Citigroup Global Markets Inc. and UBS Securities LLC

5.1	Legal Opinion of Glenn K.C. Ching.

23.1	Consent of Glenn K.C. Ching (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Pacific Financial Corp.
(Registrant)

Date: August 5, 2015	By:	/s/ David S. Morimoto
David S. Morimoto
Executive Vice President and Chief Financial Officer